Exhibit 99.1

Trunkbow Announces Completion of Merger

BEIJING – April 14, 2014 -- Trunkbow International Holdings Limited (NASDAQ: TBOW) (“Trunkbow” or the “Company”), a leading provider of mobile payment solutions and mobile value added services in the PRC, today announced the completion of the merger (the “Merger”) contemplated by the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated December 10, 2013, by and among the Company, Trunkbow Merger Group Limited (“Parent”) and Trunkbow International Merger Sub Limited (“Merger Sub”). As a result of the Merger, Merger Sub merged with and into the Company, with the Company continuing as the surviving company after the Merger as a wholly owned subsidiary of Parent.

Under the terms of the Merger Agreement, which was approved by the Company’s stockholders at a special meeting held on April 14, 2014, at the effective time of the Merger (the “Effective Time”), each share of Company common stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive US$1.46 in cash without interest, except for the shares of Company common stock (i) held by the Company as treasury stock or (ii) owned directly or indirectly by Parent, Merger Sub or any wholly owned subsidiary of the Company immediately prior to the Effective Time, including each share of Company common stock contributed to Parent by Dr. Wanchun Hou and Mr. Qiang Li in accordance with a contribution agreement entered into by Parent, Dr. Wanchu Hou and Mr. Qiang Li, which were cancelled without receiving any consideration.

Stockholders entitled to the merger consideration will receive a letter of transmittal and instructions on how to surrender their stock certificates in exchange for the merger consideration, and should wait to receive the letter of transmittal before surrendering their stock certificates.

The Company requested that trading of its shares of common stock on NASDAQ Stock Market LLC (the “NASDAQ”) be suspended and that the NASDAQ file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister the shares of Company common stock. The Company intends to terminate its reporting obligations under the Securities Exchange Act of 1934, as amended, by promptly filing a Form 15 with the SEC. The Company’s obligation to file with the SEC certain reports and forms will be suspended immediately as of the filing date of the Form 15 and will cease once the deregistration becomes effective.

About Trunkbow

Trunkbow International Holdings Limited (NASDAQ: TBOW) is a leading provider of mobile payment solutions (“MPS”) and mobile value added solutions (“MVAS”) in the PRC. Trunkbow’s solutions enable the telecom operators to offer their subscribers access to unique mobile applications, innovative tools, value-added services that create a superior mobile experience, and as a result generate higher average revenue per user and reduce subscriber churn. Since its inception in 2001, Trunkbow has established a proven track record of innovation, and has developed a significant market presence in both the MVAS and MPS markets. Trunkbow supplies its mobile payment solutions to all three Chinese mobile telecom operators, as well as re-sellers, in several provinces of China. For more information, please visit www.trunkbow.com.

Safe Harbor Statement

This press release contains forward-looking statements that reflect the Company’s current expectations and views of future events that involve known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements involve inherent risks, uncertainties and assumptions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Information regarding these risks, uncertainties and other factors is included in the Company's annual report on Form 10-K and other filings with the SEC.

Contact Information

In China:
Trunkbow International Holdings Limited
Ms. Alice Ye, Chief Financial Officer
Phone: +86 (10) 8571-2518 (Beijing)
Email: ir@trunkbow.com